                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-70761, 333-29483 and 333-90231) and Form S-8 (File Nos. 333-69895 and 33-67962) of Ohio Casualty Corporation of our report dated February 3, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 10, 2000






                                       73